EXHIBIT 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE

Contact:                                                              October 26, 2015
Louise A. Walker, President/CEO
FIRST NORTHERN COMMUNITY BANCORP &
FIRST NORTHERN BANK
P.O. Box 547
Dixon, California
(707) 678-3041

First Northern Announces Final Redemption
of SBLF Capital – $12.8 Million Paid to U.S. Treasury

Dixon, Calif. – First Northern Community Bancorp (FNRN:OTCQB), the parent company of First Northern Bank, announced today that it has redeemed the remaining $12,847,000 in preferred stock it  issued on September 20, 2011 to the United States Department of Treasury (“Treasury”) under the Small Business Lending Fund (the “SBLF”). The SBLF was developed as a voluntary program intended to encourage small-business lending by providing capital to qualified community banks at favorable rates.

Louise Walker, President and Chief Executive Officer stated, “The SBLF program provided our company with a great opportunity to bolster our already strong capital base and help ensure we could continue to meet the credit needs of small businesses in the communities we serve.”  “First Northern Bank had tremendous success with the program, growing its qualifying SBLF loans in excess of 10%.”

Ms. Walker continued, “During these past four years, First Northern Bank has continued to strengthen its balance sheet through posting ongoing healthy earnings, maintaining its strong capital levels and prudently managing its asset quality.  Our financial strength has allowed us to self-fund this final redemption of our SBLF capital while continuing to have capital in excess of the levels necessary to be deemed well-capitalized under banking regulations, which we believe will continue to drive improved value for our shareholders.”

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About First Northern Bank

First Northern Bank, an independent community bank headquartered in Solano County since 1910, serves Solano, Yolo, Sacramento, Placer, Contra Costa County and the west slope of El Dorado County. First Northern has nine full service branches located in Dixon, Davis, West Sacramento, Fairfield, Vacaville, Winters, Woodland, Roseville, and Auburn, and has a full service Trust Department in Sacramento. The Bank also offers 24/7 real estate mortgage loans, SBA loans, and non-FDIC insured Investment & Brokerage Services at each branch location. First Northern’s Real Estate Mortgage Loan office is located in Davis, and real estate loan representatives are available to meet customers at any of the Bank’s branches by appointment. The Bank specializes in relationship banking and employs experts in the area of small business, commercial, agribusiness, and real estate lending, as well as wealth management, and is rated as a “Superior” 5-Star Bank by BauerFinancial Inc. (www.bauerfinancial.com). The Bank can be found on the Web at www.thatsmybank.com, on Facebook, and on LinkedIn.

Forward-Looking Statements

This press release includes certain “forward-looking statements” about First Northern Community Bancorp (the “Company”). These forward-looking statements are based on management’s current expectations and are subject to certain risks, uncertainties and changes in circumstances. Actual results may differ materially from these expectations due to changes in global, national and local political, economic, business, competitive, market and regulatory factors. More detailed information about these risk factors is contained in the Company’s most recent reports filed with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ materially from those contained in any of the forward-looking statements. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s most recent reports on Form 10-K and Form 10-Q. The Company undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances arising after the date on which they are made. For further information regarding the Company, please read the Company’s reports filed with the SEC and available at www.sec.gov.

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